Prospectus and Statement of Additional Information Supplement -- Aug. 1, 2005*

Fund Name (Date)                                                                   Prospectus Form #/SAI Form #
AXP California Tax-Exempt Fund (8/27/04)                                              S-6328-99 Y/S-6328-20 Y
AXP Cash Management Fund (9/29/04)                                                   S-6320-99 AA/S-6320-20 AA
AXP Core Bond Fund (9/29/04)                                                          S-6267-99 D/S-6265-20 D
AXP Discovery Fund (9/29/04)                                                          S-6457-99 Z/S-6457-20 Z
AXP Diversified Bond Fund (10/29/04)                                                  S-6495-99 X/S-6495-20 X
AXP Diversified Equity Income Fund (11/29/04)                                         S-6475-99 X/S-6475-20 X
AXP Dividend Opportunity Fund (8/27/04)                                               S-6341-99 Y/S-6341-20 Y
AXP Equity Select Fund (1/28/05)                                                      S-6426-99 Y/S-6426-20 Y
AXP Equity Value Fund (5/27/05)                                                       S-6382-99 R/S-6382-20 R
AXP Global Bond Fund (12/30/04)                                                       S-6309-99 Y/S-6334-20 X
AXP Global Technology Fund (12/30/04)                                                 S-6395-99 H/S-6334-20 X
AXP Growth Fund (9/29/04)                                                             S-6455-99 Y/S-6455-20 Y
AXP High Yield Tax-Exempt Fund (1/28/05)                                              S-6430-99 Z/S-6430-20 Z
AXP Income Opportunities Fund (9/29/04)                                               S-6266-99 D/S-6265-20 D
AXP Inflation Protected Securities Fund (9/29/04)                                     S-6280-99 C/S-6265-20 D
AXP Insured Tax-Exempt Fund (8/27/04)                                                 S-6327-99 Z/S-6327-20 Z
AXP Intermediate Tax-Exempt Fund (1/28/05)                                            S-6355-99 M/S-6355-20 M
AXP Large Cap Equity Fund (9/29/04)                                                   S-6244-99 E/S-6244-20 E
AXP Large Cap Value Fund (9/29/04)                                                    S-6246-99 E/S-6246-20 E
AXP Limited Duration Bond Fund (9/29/04)                                              S-6265-99 D/S-6265-20 D
AXP Managed Allocation Fund (11/29/04)                                                S-6141-99 Y/S-6141-20 Y
AXP Massachusetts Tax-Exempt Fund (8/27/04)                                           S-6328-99 Y/S-6328-20 Y
AXP Michigan Tax-Exempt Fund (8/27/04)                                                S-6328-99 Y/S-6328-20 Y
AXP Mid Cap Value Fund (11/29/04)                                                     S-6241-99 E/S-6241-20 E
AXP Minnesota Tax-Exempt Fund (8/27/04)                                               S-6328-99 Y/S-6328-20 Y
AXP Mutual (11/29/04)                                                                 S-6326-99 Y/S-6326-20 Y
AXP New Dimensions Fund (9/29/04)                                                     S-6440-99 X/S-6440-20 X
AXP New York Tax-Exempt Fund (8/27/04)                                                S-6328-99 Y/S-6328-20 Y
AXP Ohio Tax-Exempt Fund (8/27/04)                                                    S-6328-99 Y/S-6328-20 Y
AXP Partners International
  Aggressive Growth Fund (12/30/04)                                                   S-6243-99 G/S-6242-20 G
AXP Partners International Core Fund (12/30/04)                                       S-6259-99 E/S-6242-20 G
AXP Partners International
  Select Value Fund (12/30/04)                                                        S-6242-99 G/S-6242-20 G
AXP Partners International Small Cap Fund (12/30/04)                                  S-6258-99 E/S-6242-20 G
AXP Partners Small Cap Growth Fund (5/27/05)                                          S-6301-99 G/S-6301-20 G
AXP Portfolio Builder Aggressive Fund (4/1/05)                                        S-6282-99 C/S-6282-20 C
AXP Portfolio Builder Conservative Fund (4/1/05)                                      S-6282-99 C/S-6282-20 C
AXP Portfolio Builder
  Moderate Aggressive Fund (4/1/05)                                                   S-6282-99 C/S-6282-20 C
AXP Portfolio Builder
  Moderate Conservative Fund (4/1/05)                                                 S-6282-99 C/S-6282-20 C
AXP Portfolio Builder Moderate Fund (4/1/05)                                          S-6282-99 C/S-6282-20 C
AXP Portfolio Builder Total Equity Fund (4/1/05)                                      S-6282-99 C/S-6282-20 C
AXP Precious Metals Fund (5/27/05)                                                    S-6142-99 Z/S-6142-20 Z
AXP Quantitative Large Cap Equity Fund (9/29/04)                                      S-6263-99 D/S-6263-20 D
AXP Real Estate Fund (8/27/04)                                                        S-6281-99 C/S-6281-20 C
AXP S&P 500 Index Fund (4/1/05)                                                       S-6434-99 J/S-6434-20 J
AXP Small Cap Advantage Fund (5/27/05)                                                S-6427-99 J/S-6427-20 J
AXP Small Company Index Fund (4/1/05)                                                 S-6357-99 N/S-6357-20 N
AXP Stock Fund (11/29/04)                                                             S-6351-99 Y/S-6351-20 Y
AXP Strategy Aggressive Fund (5/27/05)                                                S-6381-99 R/S-6381-20 R
AXP Tax-Exempt Bond Fund (1/28/05)                                                    S-6310-99 Z/S-6310-20 Z
AXP Tax-Free Money Fund (2/25/05)                                                     S-6433-99 Z/S-6433-20 Z
AXP Threadneedle Emerging Markets Fund (12/30/04)                                     S-6354-99 M/S-6334-20 X
AXP Threadneedle European Equity Fund (12/30/04)                                      S-6006-99 G/S-6006-20 G
AXP Threadneedle Global Balanced Fund (12/30/04)                                      S-6352-99 L/S-6334-20 X
AXP Threadneedle Global Equity Fund (12/30/04)                                        S-6334-99 X/S-6334-20 X
AXP Threadneedle International Fund (12/30/04)                                        S-6140-99 Z/S-6140-20 Z

On Feb. 1, 2005, American Express Company (American Express) announced plans to pursue a spin off to American Express shareholders of its American Express Financial Advisors division. The separation from American Express is expected to be completed on or after Sept. 30, 2005, subject to certain regulatory and other approvals, including final approval by the board of directors of American Express. On Aug. 1, 2005, American Express Financial Corporation and several of its companies, through which the products and services of the American Express Financial Advisors division are offered, changed their names in anticipation of their separation from American Express. American Express Financial Corporation, which currently provides investment management services for the American Express Funds, changed its name to Ameriprise Financial, Inc. (Ameriprise Financial), the parent company of the Ameriprise Financial family of companies. American Express Financial Advisors Inc., which is currently the distributor of the American Express Funds, changed its name to Ameriprise Financial Services, Inc., a wholly owned subsidiary of Ameriprise Financial. Ameriprise Financial and American Express will be independent companies, with separate public ownership, boards of directors and management. No changes in the management or operations of the funds or in the services provided to the funds are anticipated in connection with the reorganization.

After the expected separation from American Express, Ameriprise Financial and its subsidiaries will no longer be affiliated with American Express.

As part of a corporate reorganization, Ameriprise Financial will be introducing the RiverSource(SM) brand which, pending approval of the American Express Funds' Boards of Directors, will replace "American Express" as the name of the fund family. The RiverSource brand will also be used for certain subsidiaries of Ameriprise Financial that provide services to the funds. The transition to the RiverSource name will be substantially completed in the fourth quarter 2005, and will be subsequently communicated to shareholders.

S-6367 C (8/05)

* Valid until next update